Exhibit 99.1

MARA Announces Access to $200M Line of Credit

Fort Lauderdale, FL, Oct. 15, 2024 -- MARA (NASDAQ: MARA) (“MARA” or the “Company”), a global leader in leveraging digital asset compute to support the energy transformation, today announced that it has secured a $200 million line of credit, collateralized by a portion of its bitcoin holdings. MARA may use the funds to capitalize on strategic opportunities and for other general corporate purposes.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under the heading “Risk Factors” in our most recent annual report on Form 10-K and any other periodic reports that we may file with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Forward-Looking Statements” below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” “target” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, among other things, statements related to our anticipated use of proceeds. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the factors set forth under the heading “Risk Factors” in our most recent annual report on Form 10-K, and any other periodic reports that we may file with the SEC.

About MARA

MARA (NASDAQ:MARA) is a global leader in digital asset compute that develops and deploys innovative technologies to build a more sustainable and inclusive future. MARA secures the world’s preeminent blockchain ledger and supports the energy transformation by converting clean, stranded, or otherwise underutilized energy into economic value.

For more information, visit www.mara.com, or follow us on:

Twitter: @MarathonDH
LinkedIn: www.linkedin.com/company/marathon-digital-holdings
Facebook: www.facebook.com/MarathonDigitalHoldings/
Instagram: @marathondigitalholdings

MARA Company Contact:

Telephone: 800-804-1690
Email: ir@mara.com

MARA Media Contact:

Email: marathon@wachsman.com